Exhibit 99.1

United Rentals, Inc. 100 First Stamford Place Suite 700 Stamford, CT 06902 Telephone: 203 622 3131 Fax: 203 622 6080

United Rentals to Acquire BlueLine Rental for $2.1 billion

Combination will benefit construction and industrial customers at attractive returns to United Rentals shareholders

STAMFORD, Conn. – September 10, 2018 – United Rentals, Inc. (NYSE: URI) and BlueLine Rental (“BlueLine”) today announced that they have entered into a definitive agreement under which United Rentals will acquire BlueLine from Platinum Equity for approximately $2.1 billion in cash.* The board of directors of United Rentals unanimously approved the agreement. The transaction is expected to close in the fourth quarter of 2018, subject to Hart-Scott-Rodino clearance and customary conditions.

BlueLine is one of the ten largest equipment rental companies in North America, serving over 50,000 customers in the construction and industrial sectors with a focus on mid-sized and local accounts. The company has 114 locations and over 1,700 employees based in 25 U.S. states, Canada and Puerto Rico. For the trailing 12 months ended August 31, 2018, BlueLine generated an estimated $313 million of adjusted EBITDA at a 39.8% margin on $786 million of total revenue.

Strong Strategic Rationale

•	BlueLine’s footprint will increase United Rentals’ capacity in many of the largest metropolitan areas in North America, including both U.S. coasts, the Gulf South and Ontario.

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BlueLine has a well-diversified customer base that aligns well with United Rentals’ base, with a balanced mix of commercial construction and industrial accounts. The combination will add more mid-sized and local accounts to United Rentals’ base.

•	The combination will make a broader range of fleet and services available to BlueLine customers, creating opportunities to cross-sell specialty solutions.

•	The addition of BlueLine’s fleet will expand United Rentals’ fleet by over 46,000 rental assets with an original cost of approximately $1.5 billion.

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BlueLine and United Rentals utilize many of the same technology systems, including RentalMan for field operations. The two companies have similar rental infrastructures, which will facilitate the integration and help with the onboarding of employees.

•	United Rentals and BlueLine share many cultural attributes, including robust safety programs, an intense focus on customer service and an emphasis on talent development and engagement.

*	United Rentals is acquiring Vander Holding Corporation and its subsidiaries, including BlueLine Rental, LLC (collectively “BlueLine”).

Strong Financial Rationale

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The purchase price of approximately $2.1 billion represents a multiple of 6.7x adjusted EBITDA for the trailing 12 months ended August 31, 2018; and a multiple of 5.4x adjusted EBITDA including cost synergies and the net present value of tax attributes estimated at $169 million.

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The acquisition is expected to be immediately accretive to United Rentals’ adjusted earnings per share and free cash flow generation and result in a net leverage ratio of below 3.0x by year-end 2018 on an as-reported basis, with a strong path for deleveraging thereafter. On a pro forma basis, the company expects its net leverage to be below 2.8x by year-end.

•	Return on invested capital is expected to exceed the cost of capital within three years of closing, with an attractive IRR and NPV.

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The combination is expected to generate approximately $45 million of cost synergies in the areas of corporate overhead, operations and third-party re-rent, and improve returns on BlueLine used equipment sales. Additionally, United Rentals expects to realize approximately $15 million of fleet and other procurement savings based on the combined spending.

•	The transaction is not conditioned on financing. United Rentals expects to use a combination of newly issued debt and bank borrowing to fund the transaction and related expenses.

CEO Comments

Michael Kneeland, chief executive officer of United Rentals, said, “The acquisition of BlueLine meets all of our criteria for long-term, profitable growth at attractive returns. We’re executing our strategy of ‘growing the core’ in a strong demand environment to drive superior value for our customers and shareholders. Our company will be going to market with more talent, capacity and customer diversification than ever before.”

Kneeland continued, “There are some distinct advantages to the BlueLine integration, such as our common technology systems and strong safety cultures. BlueLine has a fleet mix that complements our own, and a well-diversified base of mid-sized and local customers, many of whom can use our specialty solutions. We expect to complete the acquisition in the fourth quarter, setting the stage for an exciting 2019. I look forward to welcoming our new colleagues very soon.”

Louis Samson, partner at Platinum Equity, said, “BlueLine has evolved into a strong industry leader and is in perfect position to take the next step as part of United Rentals. Following the initial carve out from Volvo four years ago, we deployed the full range of Platinum’s M&A&O® tool kit to completely transform the business. Substantial investments in systems, add-on acquisitions and other growth initiatives drove improvements in top-line and earnings performance. It is a natural fit with United Rentals, and both companies will benefit from the combination.”

Key Acquisition and Transaction Statistics (financial information in millions)

Purchase Price		$2,100
Net Present Value of Acquired Tax Assets		$169
Total Revenues, LTM August 31, 2018		$786
Adjusted EBITDA, LTM August 31, 2018		$313
Estimated Annualized Cost Synergies Achieved by End of Year Two	$	~45
Estimated Annualized Cross-selling Benefits Achieved by End of Year Three	$	~35
Original Equipment Cost of Fleet		$1,494
Employees		~1,735
Rental Branches		114
Customers		~50,000

United Rentals plans to update its 2018 financial outlook to reflect the combined operations upon completion of the transaction.

Repurchase Program

United Rentals plans to pause its current $1.25 billion share repurchase program upon closing the BlueLine acquisition to integrate the operations and assess other potential uses of capital. This is consistent with the company’s approach during the integrations of NES Rentals and Neff Rental in 2017.

Other

Morgan Stanley & Co. LLC and Centerview Partners acted as financial advisors to United Rentals, and Sullivan & Cromwell LLP acted as legal advisor. Barclays and Catalyst Strategic Advisors acted as financial advisors to Platinum Equity, and Latham & Watkins LLP acted as legal advisor.

Presentation and Conference Call / Webcast

A presentation about the transaction is available on the Investor Relations section of the United Rentals website under the “Investor Presentations” tab. The company will discuss the planned acquisition on its analyst and investor conference call today, September 10, 2018, at 11:00 a.m. Eastern Time. The conference call number is 855-458-4217 (international: 574-990-3618). The conference call will also be available live by audio webcast at unitedrentals.com, where it will be archived thereafter. The replay number for the call is 404-537-3406, passcode is 9575778.

Non-GAAP Measures

EBITDA is a non-GAAP financial measure as defined under the rules of the Securities and Exchange Commission. United Rentals believes that this non-GAAP financial measure provides useful information about the proposed transaction; however, it should not be considered as an alternative to GAAP net income.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. As of July 31, 2018, the company had an integrated network of 1,054 rental locations in North America and 11 in Europe, with approximately 16,400 employees serving construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,200 classes of equipment for rent with a total original cost of $12.4 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

About BlueLine Rental

BlueLine Rental serves customers in major construction and industrial sectors in North America with a network of 114 locations, primarily in the United States, and approximately 1,700 employees. The company has over 46,000 units of fleet in aerial, material handling, earthmoving, compaction and other general equipment categories, with an original equipment cost of approximately $1.5 billion. BlueLine Rental is headquartered in The Woodlands, Texas. Additional information about BlueLine Rental is available at bluelinerental.com.

About Platinum Equity

Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with approximately $13 billion of assets under management and a portfolio of approximately 40 operating companies that serve customers around the world. The firm is currently investing from Platinum Equity Capital Partners IV, a $6.5 billion global buyout fund, and Platinum Equity Small Cap Fund, a $1.5 billion buyout fund focused on investment opportunities in the lower middle market. Over the past 23 years Platinum Equity has completed more than 200 acquisitions.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including the updated financial outlook set forth above and any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” “2018E” (to denote 2018 expected) and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals, as well as the possibility that (1) United Rentals may be unable to obtain regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the acquisition as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals and Vander Holding, including, without limitation, problems associated with the potential loss of any key employees of Vander Holding; (4) the proposed transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we failed to discover during the due diligence investigation of Vander Holding or that are not covered by insurance, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (5) our business may suffer as a result of uncertainty surrounding the proposed transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or line of business in which we have no or limited experience; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements.

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Contact:

United Rentals, Inc.

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com

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